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                                                               EXHIBIT (a)(1)(M)

FRIDAY, 12/3/04

TO:  ALL EMPLOYEES
FROM:  INTERNAL COMMUNICATIONS

SUBJECT:  STOCK OPTION EXCHANGE PROGRAM QUESTION AND ANSWER CLARIFICATIONS

Recently, we have received a few questions regarding our option exchange program (Exchange Program). The purpose of this email is to share these questions, and our responses, with all employees eligible to participate in the program. Of course, the detailed Q&As contained in the Offer to Exchange Outstanding Stock Options, dated November 12, 2004, and all other information regarding the Exchange Program can be found on nextweb.

We encourage you to ask any questions regarding the Exchange Program, by contacting Stock Administration at stock.admin@conexant.com or (949) 483-4525, as early as possible. The last few days of the Exchange Program are likely to be very busy and we may not have an opportunity to address your questions if you wait until the last minute.


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Q1    CAN I USE CONEXANT'S INTEROFFICE MAIL TO DELIVER MY ELECTION FORM?

A1 No. A properly completed, signed and dated original election form (or a facsimile of it) must be received by Stock Administration either via hand delivery at Conexant Systems, Inc., in Human Resources located in the main building at 4000 MacArthur Blvd., Newport Beach, California, or via facsimile at fax number (949) 483-4525, before 5:00 p.m., U.S. Pacific Standard Time, on December 13, 2004. Hand delivery does not include delivery by email, interoffice mail, the U.S. postal service, FedEx, DHL, UPS or any other national or local courier.

Q2 WHEN I CALL THE FAX NUMBER LISTED ON THE ELECTION FORM, I GET VOICEMAIL. IS THE NUMBER CORRECT?

A2 Yes, the fax number on the election form, 1-949-483-4525, is correct. The Stock Administration phone number is set up to receive both voice and fax messages. Even though you may hear a brief voicemail message, this number will receive faxes.

Q3    WHAT IS MY CONEXANT ID# THAT IS REQUESTED ON THE ELECTION FORM?

A3 Your Conexant ID# is the unique ID number we assign to each one of our employees. We use this number throughout the company to maintain the confidentiality of your social security number. For the majority of employees, your Conexant ID# can be found printed on the bottom of your security badge. If it is not on your badge, it can be found easily using either Conexant Connections in Lotus Notes or the People Finder on nextweb. The People Finder tool is located in the top right-hand corner of the nextweb home page. Simply enter your name and you can find your Conexant ID# along with other work information, such as your department, phone and fax numbers and email address. In Conexant Connections, your ID# is the "Personal Identifier" number.

      You may choose to list your social security number on the election form, but in an effort to protect your privacy, you are encouraged to provide your Conexant ID#.

Q4    HOW CAN I ACCESS NEXTWEB OR SIMPLY MAKE NEXTWEB MY HOMEPAGE?

A4 To access nextweb, type either http://nextweb/ or http://nextweb.nb.conexant.com/ in your web browser address bar and hit enter.

      To make nextweb your homepage follow the steps below:

      -     If you are using Internet Explorer:

            o     Go to http://nextweb,
            o     Go to TOOLS and choose INTERNET OPTIONS,
            o     Click on USE CURRENT, and
            o     Click OK.

      -     If you are using Mozilla Firefox:

            o     Go to http://nextweb,
            o     Go to TOOLS and choose OPTIONS,
            o     Select the GENERAL category,
            o     Click on USE CURRENT PAGES, and.
            o     Click OK.


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Q5    DOES CONEXANT PLAN TO MAKE ANOTHER BROAD-BASED OPTION GRANT BEFORE THE
      REPLACEMENT OPTION GRANT DATE, WHICH IS CURRENTLY EXPECTED TO BE JUNE 14, 2005?

A5 No, Conexant has no plans to make a broad-based option grant between now and the replacement option grant date, which is currently expected to be June 14, 2005. Additionally, there will not be any special arrangements for people who elect not to participate in the Exchange Program. Generally speaking, this means that only newly hired employees are expected to receive option grants between now and the replacement option grant date.

Q6 HOW CAN I VIEW THE LIST OF MY OPTIONS THAT MAY BE TENDERED FOR EXCHANGE IN THE OFFER?

A6 To view your options that may be tendered for exchange, as well as all other options granted to you on or after May 12, 2004, please access your stock option account at the Mellon Investor Services LLC (Mellon) web site at https://esd.melloninvestor.com, or through our nextweb home page by clicking on the Mellon Investor Services Stock Options button located on the bottom of the home page or in the left navigation pane under Services.

      You will need the following information to view your list of options:

      Global ID:        For U.S. employees, your global ID is your social
                        security number (do not include dashes).

                        For non-U.S. employees, your global ID is 900 plus your employee ID number (example: 900410000). If you are located in Israel, your global ID number will begin with 920.

      PIN: Mellon has sent a reminder letter to your home address of record. If you do not have your PIN, please contact Stock Administration by telephone at (949) 483-4525 or by email at stock.admin@conexant.com.

      Stock Symbol:     CNXT for Conexant Systems, Inc.

IF YOU HAVE ANY OTHER QUESTIONS, PLEASE CONTACT STOCK ADMINISTRATION AT STOCK.ADMIN@CONEXANT.COM OR (949) 483-4525 AS SOON AS POSSIBLE.

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